Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                            BADGER PAPER MILLS, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                   39-0143840
    (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

               200 West Front Street
                   P. O. Box 149
                Peshtigo, Wisconsin                             54157-0149
   (Address of principal executive offices)                     (Zip Code)


                Badger Paper Mills, Inc. Profit Sharing Plan and
                          Trust for Non-Union Employees
                            (Full title of the plan)

                              ____________________

             Miles L. Kresl, Jr.                       Copy to:
        Vice President/Administration
          Badger Paper Mills, Inc.                   Luke E. Sims
                P. O. Box 149                       Foley & Lardner
       Peshtigo, Wisconsin  54157-0149         777 East Wisconsin Avenue
               (715) 582-4551              Milwaukee, Wisconsin  53202-5367
        (Name, address and telephone                (414) 297-5680
            number, including area
         code, of agent for service)

                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
                                   Maximum      Maximum
       Title of        Amount      Offering    Aggregate     Amount of
     Securities to     to be        Price      Offering     Registration
     be Registered   Registered   Per Share      Price          Fee


    Common Stock,     100,000     $14.50(1)  $1,450,000.00(1)   $500.00
    no par value       shares


   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the low and high prices of Badger Paper Mills, Inc. Common Stock as reported on the NASDAQ Stock Market on March 8, 1996.
                        _________________________________

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed by Badger Paper Mills, Inc. (the "Company") or the Badger Paper Mills, Inc. Profit Sharing Plan and Trust for Non-Union Employees (the "Plan") with the Commission are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994.

             2. All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1994.

             3. The description of the Company's Common Stock contained in its Registration Statement on Form 10 dated April 28, 1965, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement indicating that all such securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and By-Laws of the Company, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director of officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above. Additional indemnification may be provided by resolution of the Company's Board of Directors except as prohibited by law.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated by reference are set forth in the attached Exhibit Index.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peshtigo, State of Wisconsin, as of March 8, 1996.

                                 BADGER PAPER MILLS, INC.



                                 By:  /s/Claude L. Van Hefty
                                      Claude L. Van Hefty
                                      President


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of March 8, 1996, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Claude L. Van Hefty and Miles L. Kresl, Jr., and each of them individually, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




    /s/Claude L. Van Hefty             President and Director
                                    (principal executive officer)


    /s/Miles L. Kresl, Jr.         Vice President/Administration,
    Miles L. Kresl, Jr.                       Corporate
                                       Secretary and Treasurer
                                             (principal
                                         financial officer)

    /s/George J. Zimmerman          Controller (chief accounting
    George J. Zimmerman                       officer)



    /s/Edwin A. Meyer, Jr.            Chairman of the Board and
    Edwin A. Meyer, Jr.                       Director



    /s/Bennie C. Burish                       Director
    Bennie C. Burish


    /s/Thomas J. Kuber                        Director
    Thomas J. Kuber



    /s/Earl R. St. John, Jr.                  Director
    Earl R. St. John, Jr.



    /s/Ralph D. Searles                       Director
    Ralph D. Searles



             The Plan. Pursuant to the requirements of the Act, the Profit Sharing Trust Committee for Non-Union Employees, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peshtigo, State of Wisconsin, as of March 8, 1996.

                                      BADGER PAPER MILLS, INC.
                                      PROFIT SHARING PLAN AND TRUST FOR NON-
                                      UNION EMPLOYEES



                                      By:/s/Miles L. Kresl, Jr.
                                           Miles L. Kresl, Jr.




                                         /s/Kathy M. Wesloski
                                           Kathy M. Wesloski




                                         /s/George J. Zimmerman
                                           George J. Zimmerman




                                         /s/Claude L. Van Hefty
                                           Claude L. Van Hefty


             The foregoing persons are all of the members of the Profit Sharing Trust Committee for Non-Union Employees, which is the administrator of the Badger Paper Mills, Inc. Profit Sharing Plan and Trust for Non-Union Employees.

                                  EXHIBIT INDEX

    Exhibit No.                  Exhibit                      Page

       (4.1)     Badger Paper Mills, Inc. Profit Sharing
                 Plan and Trust for Non-Union Employees
                 (the "Plan")

       (4.2)     Amendment No. 1 to the Plan dated
                 November 13, 1995.

       (4.3)     Form of Amendment No. 2 to the Plan.

       (4.4) U.S. $18,000,000 Credit Agreement by and among the Company, NEW Riverview
                 Holdings, Inc., PlasTechs, Inc., and
                 Harris Trust and Savings Bank,
                 individually and as agent and PNC Bank,
                 Ohio National Association, dated June
                 30, 1993 ("Credit Agreement")
                 (incorporated by reference to Exhibit
                 (4) to the Company's Form 10-Q for the
                 quarter ended September 30, 1993).

       (4.5)     Waiver and First Amendment to Credit
                 Agreement dated June 30, 1993
                 (incorporated by reference to Exhibit
                 (4)(ii) to the Company's Form 10-K for
                 the year ended December 31, 1994).

       (4.6)     Second Amendment to Credit Agreement
                 dated March 31, 1994 (incorporated by
                 reference to Exhibit 4(a) to the
                 Company's Form 10-Q for the quarter
                 ended March 31, 1994).

       (4.7)     Third Amendment to Credit Agreement
                 dated August 31, 1994 (incorporated by
                 reference to Exhibit (4)(iv) to the
                 Company's Form 10-K for the year ended
                 December 31, 1994).

       (4.8)     Fourth Amendment to Credit Agreement
                 dated February 17, 1995, but retroactive to December 31, 1994 (incorporated by reference to Exhibit (4)(v) to the Company's 10-K for the year ended
                 December 31, 1994).

       (4.9)     Fifth Amendment to Credit Agreement
                 dated April 28, 1995 (incorporated by
                 reference to Exhibit (4) to the
                 Company's Form 10-Q for the quarter
                 ended June 30, 1995).

       (5.1)     Opinion of Foley & Lardner

       (5.2)     In lieu of an opinion of counsel
                 concerning compliance with the
                 requirements of ERISA and an Internal
                 Revenue Service (the "IRS")
                 determination letter that the Plan is
                 qualified under Section 401 of the
                 Internal Revenue Code, the Registrant
                 hereby undertakes that the Registrant
                 will submit or has submitted the Plan
                 and any amendment thereto to the IRS in
                 a timely manner and has made or will
                 make all changes required by the IRS in
                 order to qualify the Plan.

      (23.1)     Consent of Coopers & Lybrand L.L.P.

      (23.2)     Consent of Foley & Lardner (contained in
                 Exhibit 5 hereto)

       (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)